Exhibit 5

                               ROSE LAW FIRM
                        a Professional Association
                          120 East Fourth Street
                       Little Rock, Arkansas  72201







                              (501) 377-0322

                              October 6, 1994


Fairfield Communities, Inc.
2800 Cantrell Road
Little Rock, Arkansas 72202

Re:  Fairfield Communities, Inc. Form S-8 Registration Statement -
     Fairfield Communities, Inc. First Amended and Restated 1992 Warrant Plan

Ladies and Gentlemen:

     We have acted as counsel for Fairfield Communities, Inc. (the "Company") in connection with the Registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's Common Stock, $.01 par value, to be issued from time to time pursuant to the Company's First Amended and Restated 1992 Warrant Plan.

     It is our opinion that the Common Stock has been duly and validly authorized by the Company and, when issued, and when the certificates representing the shares are duly executed and delivered to holders, will be validly and legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

                                              Very truly yours,

                                              ROSE LAW FIRM, a
                                              Professional Association

                                              By: /s/ Les R. Baledge
                                                      Les R. Baledge